Exhibit 10.17

Agreement between 7 Days Inn (Shenzhen) Co., Ltd. and Mr. Nanyan Zheng

This Agreement between 7 Days Inn (Shenzhen) Co., Ltd. and Mr. Nanyan Zheng (this “Agreement”) is entered into by and between the following parties on                     .

(1) 7 Days Inn (Shenzhen) Co., Ltd. (“Lender”)

Address: Multi-function Building (F/2-7; part of F/1), No. 198 Fuhua Road, Futian District, Shenzhen

(2) Nanyan Zheng (“Borrower”)

Sex: Male

PRC ID Card No.: 440103196812216012

Address: Room 1402, No. 30 Compound 2, Chengang Road, Liwan District, Guangzhou

WHERAREAS, Lender, a wholly foreign-owned enterprise established in Shenzhen, Guangdong by 7 Days Group Holdings Limited, intends to establish Wuxi Shenglong Hotel Management Co., Ltd. (“Wuxi Shenglong”) in Wuxi with Haokang Chen (PRC ID Card No.: [            ]) and Jun Shi (PRC ID Card No.: [            ]). In order to facilitate business registrations of Wuxi Shenglong as soon as practical, Lender intends to provide certain loan to Borrower, with which Borrower will contribute to Wuxi Shenglong on behalf of Lender in the capacity of capital contributor, and grant a loan to Wuxi Shenglong in the capacity of a shareholder of Wuxi Shenglong.

IN WITNESS WHEREOF, the parties agree as below after consultation:

I. Loan

1. In accordance with the terms and conditions herein, Lender agrees to grant a loan of RMB1,650,000 to Borrower, of which, RMB150,000 will be used by Borrower on behalf of Lender in the capacity of a capital contributor of Wuxi Shenglong to make a capital contribution to Wuxi Shenglong, and RMB1,500,000 will be used by Borrower to grant a loan to Wuxi Shenglong in the capacity of a shareholder of Wuxi Shenglong.

The term of the loan shall be two years and may be extended upon mutual consent of the parties. During the term of the loan or extension thereof, Borrower shall immediately prepay the loan if one of the following circumstances occurs:

(i) Borrower becomes dead, incompetent for civil conduct or has limited capacity for civil conduct;

(ii) Borrower departs from or is dismissed by Lender or its affiliates;

(iii) Borrower commits any crimes or involves in any criminal offenses;

(iv) Borrower has incurred any third party claims in excess of RMB500,000; and

(v) Lender chooses to exercise the equity purchase right as set forth in Section I Article 6.

2. Lender agrees to provide the loan to Borrower in installments within three months upon the receipt of written notice from Borrower setting forth Borrower’s requirement for such loan, and Borrower shall issue a receipt to Lender at the same date when such loan is received. With respect to the loan of RMB1,650,000 in total, the RMB150,000 which shall be used for capital contribution shall be remitted by the Borrower to the bank account of Wuxi Shenglong; and the RMB1,500,000 which shall be granted as shareholder loan to Wuxi Shenglong shall be remitted by Lender directly to the bank account of Wuxi Shenglong. The undertakings made by Lender hereunder shall only apply to Borrower himself, rather than his successors or assignees.

3. Borrower agrees to accept the above loan granted by Lender, and hereby agrees and guarantees that the loan will be solely used for the capital contribution to Wuxi Shenglong (the amount of which is RMB150,000, accounting for 30% equity shares of Wuxi Shenglong), and as the loan to be granted to Wuxi Shenglong (the amount of which is RMB1,500,000). Unless prior and written consent is obtained from Lender, Borrower shall not use the loan for any other purposes, nor shall Borrower transfer or mortgage the equity of Wuxi Shenglong (“Borrower’s Equity”) and creditor’s rights and other interests that Borrower has obtained to any third parties.

4. Lender and Borrower hereby agree and acknowledge that Borrower shall, upon receipt of the equity and creditor’s rights of Wuxi Shenglong, pay off the loan hereunder by the sole means of transferring all its equity and creditor’s rights in Wuxi Shenglong to Lender or its designated person (a legal person or natural person) upon a board resolution of Lender.

5. Lender and Borrower hereby agree and acknowledge that any proceeds Borrower has obtained by holding and transferring the equity and creditor’s rights in Wuxi Shenglong, shall be considered as the consideration for the extension of loan and collection of interest hereunder, and shall be paid to Lender in such way as designated by Lender.

6. Lender and Borrower hereby agree and acknowledge that Lender shall have the right at any time to purchase from Borrower or designate one or more persons (“Designee”) to purchase from Borrower all or a portion of the equity and creditor’s rights held by Borrower in Wuxi Shenglong (“Purchase Right for Equity and Creditor’s Rights”) by taking any steps in its own discretion and in accordance with the price set forth in Section I Article 7 hereof, to the extent permitted under the laws of PRC. No third party other than Lender and Designee shall have such Purchase Right for Equity and Creditor’s Rights. In the event Lender exercises the Purchase Right for Equity and Creditor’s Rights, the purchase price shall be regarded as the consideration of Borrower’s repayment of the loan hereunder to Lender and Lender shall not be required to pay any additional purchase price to Borrower.

7. Purchase Price for Equity and Creditor’s Rights. Unless an valuation is required by applicable PRC laws in connection with the exercise of Purchase Rights of Equity and Creditor’s Rights, the purchase price for the equity and creditor’s right (“Purchase Price for Equity and Creditor’s Rights”) shall equal to the sum of contribution amount actually paid by Borrower for the equity and the loan actually granted by Borrower for the creditor’s rights.

8. Interest of the Loan. In the event of a transfer of the equity and creditor’s rights held by Borrower in Wuxi Shenglong to Lender or its Designee, if the transfer price for such transfer equals to or is less than the principal of the loan under this Agreement, the loan hereunder shall be deemed to be offered on an interest-free basis. If the transfer price exceeds the principal of the loan under this Agreement, the amount in excess of such principal shall be deemed as the interest accrued on the loan hereunder and be paid by Borrower to Lender.

9. Borrower irrevocably undertakes to surrender all the rights it may be entitled to as a shareholder and creditor of Wuxi Shenglong to Lender or its Designee for its exercise of such rights.

II Undertakings by Borrower

Borrower undertakes to, in the capacity of a key shareholder of Wuxi Shenglong and during the term hereof, cause Wuxi Shenglong:

1. unless prior and written consent is obtained from Lender, not to increase or decrease its registered capital, or change its capital structure in any way;

2. to maintain its existence, and prudently and effectively conduct its business and dispose its affairs, in accordance with sound financial and business standards and practices;

3. unless prior and written consent is obtained from Lender, not to sell, transfer, mortgage or otherwise dispose the legal or beneficiary interests of any of its assets, business or income, or allow creation of any other encumbrances thereon;

4. unless prior and written consent is obtained from Lender, not to incur, assume, guarantee, or allow existence of any liability, except to the liabilities that (i) are incurred from the ordinary or daily course of business rather than in the form of loans, (ii) have been disclosed to or approved by Lender in writing;

5. to conduct all of its businesses continuously during the normal course of business, so as to maintain the value of its assets;

6. unless prior and written consent is obtained from Lender, not to enter into any material contract (for the purpose of this Article, the material contract refers to any contract with a value in excess of RMB50,000), except to those contracts entered into during the normal course of business;

7. unless prior and written consent is obtained from Lender, not to provide loan or credit facility to any person;

8. to provide all material relating to its operation and financial status to Lender upon request;

9. unless prior and written consent is obtained from Lender, not to merger or consolidate with any person, acquire any person or invest in any person;

10. to immediately notify Lender of any ongoing or potential lawsuit, arbitration or administrative proceeding in relation to its assets, business and income;

11. to sign all documents, take all steps, initiate all allegations and make all defenses, that are necessary or appropriate to maintain its ownership of all of its assets;

12. unless prior and written consent is obtained from Lender, not to declare and distribute dividend to all shareholders in any ways;

13. to appoint the person designated by Lender as the director of Wuxi Shenglong; and

14. to the extent permitted under the PRC laws, upon request by Lender from time to time, to unconditionally transfer all equity and creditor’s rights of Borrower in Wuxi Shenglong to Lender or its designated representative, and cause other shareholders of Wuxi Shenglong to waive their pre-emptive rights to the equity transfer referred in this Article.

III. Liability for Breach

If the Borrower fails to perform its repayment obligations within the time period specified herein, it shall be charged a penalty interest at the rate of 0.01% of any amount payable and unpaid by it for each day of delay till the date on which the principal amount of the loan, any penalty interest and other amounts are fully paid by the Borrower.

IV. Confidentiality

The parties hereto acknowledge and confirm that any information, whether oral or written, communicated between them in connection with this Agreement shall be confidential information. Each party shall keep such information in confidence and make no disclosure to any third party without the prior written consent of the other party. Any disclosure by any employee of a party hereto or by an entity engaged by such party shall be considered a disclosure by such party who shall be liable for any losses caused to the other party. Regardless of the reason for the termination of this Agreement, this provision shall survive such termination.

V. Governing Law and Dispute Resolution

1. The conclusion, validity, interpretation, performance, amendment and termination of this Agreement and the settlement of any dispute hereunder shall be governed by the PRC laws.

2. Any dispute in connection with the interpretation or performance of this Agreement shall be settled first through amicable consultation between the parties hereto. If no settlement can be made through such consultation, either party may file a lawsuit with a people’s court at the locality of the Lender.

3. If any dispute arises from the interpretation or performance of this Agreement or any dispute is under litigation, except for those issues in dispute, each party hereto shall continue to exercise any of its other rights hereunder and perform any of its other obligations hereunder.

VI. Miscellaneous

1. This Agreement shall take effect as of the date of execution by both parties and shall remain in effect till the date on which both parties have respectively fully performed their obligations hereunder.

2. This Agreement is made in two counterparts of equal legal effect and each shall be held by a party hereto.

3. This Agreement may be amended or supplemented by the parties hereto upon written agreement. Any amendments and/or supplements to this Agreement by the parties hereto shall be deemed to be an integral part hereof and shall have the same legal effect as that of this Agreement.

4. The invalidity of any provision hereof shall not affect the legal effect of the remaining provisions of this Agreement.

[Signature Page]

Lender: 7 Days Inn (Shenzhen) Co., Ltd. (company chop)

Representative:

Borrower: Nanyan Zheng (signature)

Representative: